Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: (440) 632-1666 FAX: (440) 632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2020 Full Year Financial Results

MIDDLEFIELD, OHIO, January 26, 2021 • • • • Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and twelve months ended December 31, 2020.

2020 Financial Highlights (on a year-over-year basis unless noted):

•	Net income decreased 34.3% to $8.3 million, as a result of a $9.0 million annual increase in the provision for loan losses

•	Net interest income improved 4.8% to $43.4 million

•	Total noninterest income was up 23.7% to $6.0 million

•	Noninterest expense declined 0.8%

•	Pre-tax, pre-provision for loan losses(1) income increased 21.0% to $19.6 million

•	Allowance for loan losses increased 98.9% to $13.5 million

•	Allowance for loan losses to nonperforming loans was 171.3%, compared to 76.2%

•	Book value per share was up 5.1% to a record $22.54 per share

•	Tangible book value(1) per share was up 6.0% to a record $19.91 per share

•	Total loans increased 12.2% to $1.10 billion

•	Middlefield remains well capitalized with an equity to assets ratio of 10.3% at December 31, 2020

Thomas G. Caldwell, President and Chief Executive Officer, stated: “Our strong asset quality, our focus on supporting our local communities, and the commitment and dedication of our team members helped us successfully navigate the unprecedented effects of the COVID-19 pandemic. Despite significant operating and economic challenges, pre-tax, pre-provision for loan losses(1) income increased 21.0% year-over-year, reflecting strong core earnings growth, higher noninterest income, and proactive expense management. In addition, we ended the year with record assets and a record book value per share, representing the seventh consecutive year of annual growth in book value.”

“Unfortunately, the COVID-19 pandemic continues to have a severe impact on the economy. As a result, we are focused on supporting our communities, proactively controlling asset quality, and strengthening our balance sheet. I believe this conservative approach will allow us to continue to successfully navigate near-term economic uncertainty, while providing the Company with flexibility to pursue long-term growth opportunities.”

“On behalf of Middlefield’s leadership team and Board of Directors, I would like to thank our customers, employees, communities, and shareholders for their support throughout this challenging period,” concluded Mr. Caldwell.

Income Statement

For the 2020 full year, net interest income increased 4.8% to $43.4 million, compared to $41.4 million for the same period last year. The net interest margin for the 2020 twelve-month period was 3.54%, compared to 3.68% for the same period last year. Net interest income for the 2020 fourth quarter was $11.3 million, compared to $10.3 million for the 2019 fourth quarter. The 9.3% increase in net interest income for the 2020 fourth quarter was largely a result of a 45.8% decrease in total interest expense. The net interest margin for the 2020 fourth quarter was 3.49%, compared to 3.65% for the same period of 2019.

For the 2020 full year, noninterest income increased 23.7% to $6.0 million, compared to $4.8 million for the same period last year. Noninterest income for the 2020 fourth quarter was $1.6 million, compared to $1.3 million for the 2019 fourth quarter.

For the 2020 full year, noninterest expense decreased 0.8% to $29.8 million, compared to $30.0 million last year. For the 2020 fourth quarter, noninterest expense was $7.8 million, compared to $7.4 million for the same period last year.

Net income for the year ended December 31, 2020, was $8.3 million, or $1.30 per diluted share, compared to $12.7 million, or $1.95 per diluted share for the same period last year. The decline in net income for the year ended December 31, 2020, was primarily due to a $9.0 million increase in the provision for loan losses as a result of the COVID-19 crisis and the resolution of an isolated commercial loan that occurred in the 2020 third quarter. Net income for the 2020 fourth quarter, was $2.5 million, or $0.39 per diluted share, compared to $3.1 million, or $0.48 per diluted share for the same period last year. The 2020 fourth quarter provision for loan losses increased $1.6 million from the prior year period.

Core earnings measured by pre-tax, pre-provision for loan losses(1) income, increased 21.0% to $19.6 million for the year ended December 31, 2020, compared to $16.2 million for the year ended December 31, 2019. Pre-tax, pre-provision for loan losses(1) income for the 2020 fourth quarter increased 19.4% to $5.1 million, compared to $4.2 million for the same period last year.

Balance Sheet

Total assets at December 31, 2020, increased 17.7% to $1.39 billion, from $1.18 billion at December 31, 2019. Net loans at December 31, 2020, were $1.09 billion, compared to $977.5 million at December 31, 2019. The 11.6% year-over-year increase in total net loans was primarily a result of PPP loans originated during the second and third quarters, as well as organic loan growth that occurred throughout the year.

Total deposits at December 31, 2020, were $1.23 billion, compared to $1.02 billion at December 31, 2019. The 20.0% year-over-year increase in deposits was primarily a result of higher interest-bearing deposits. The investment portfolio, which is entirely classified as available for sale, was $114.4 million at December 31, 2020, compared with $105.7 million at December 31, 2019.

Donald L. Stacy, Chief Financial Officer stated, “Throughout 2020, we focused on building our allowance for loan losses, which increased 98.9% over the prior year period to $13.5 million at December 31, 2020. In addition, our allowance for loan losses to nonperforming loans was 171.28% at December 31, 2020, compared to our allowance for loan losses to nonperforming loans of 76.22% at December 31, 2019. This is the highest our allowance for loan losses to nonperforming loans reserve has been in over 13 years. Over the near-term, we will continue to fund our allowance and increase our reserve which we believe is necessary to reserve for potential incurred losses in the portfolio associated with the COVID-19 crisis.”

“Overall asset quality remains strong. Loans in deferral status continue to improve and declined 88.6% from $214.8 million at June 30, 2020, to $24.5 million at December 31, 2020. No restaurant customers were seeking additional deferrals at year end, while most deferred loans were within the hospitality segment. Overall, the quality of our loan portfolio remains solid and does not appear to be significantly impacted by the current difficult economic environment. We continue to closely watch our loan portfolio, and we are doing everything we can to support all our customers and communities impacted by the COVID-19 crisis.”

Stockholders’ Equity and Dividends

At December 31, 2020, stockholders’ equity increased 4.4% to $143.8 million, compared to $137.8 million at December 31, 2019. On a per share basis, shareholders’ equity at December 31, 2020, was a record $22.54 compared to $21.45 at the same period last year.

At December 31, 2020, tangible stockholders’ equity(1) increased 5.3% to $127.0 million, compared to $120.6 million at December 31, 2019. On a per share basis, tangible stockholders’ equity(1) was $19.91 at December 31, 2020, compared to $18.78 at December 31, 2019.

For the 2020 full year, the Company declared cash dividends of $0.60 per share, compared to $0.57 per share for the same period last year.

At December 31, 2020, the Company had an equity to assets leverage ratio of 10.33%, compared to 11.65% at December 31, 2019.

Asset Quality

The provision for loan losses for the 2020 fourth quarter was $2.1 million versus $460,000 for the same period last year. The provision for loan losses for the year ended December 31, 2020 was $9.8 million compared to $890,000 for the year ended December 31, 2019. Most of the increased provision for the year ended December 31, 2020, was the result of increases to the economic conditions qualitative factors and higher charge-offs that occurred during the 2020 third quarter.

Net charge-offs for the 2020 fourth quarter were $0, compared to $693,000, or 0.28% of average loans, for the same period last year. For the 2020 twelve-month period, net charge-offs were $3.1 million, or 0.29% of average loans, compared to $1.6 million, or 0.16% of average loans for the 2019 twelve-month period.

Nonperforming assets at December 31, 2020, were $15.2 million, compared to $9.0 million at December 31, 2019. The allowance for loan losses at December 31, 2020, stood at $13.5 million, or 1.22% of total loans, compared to $6.8 million, or 0.69% of total loans at December 31, 2019.

COVID-19 Update

The Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, was signed into law on March 27, 2020, and as a qualified SBA lender, we were automatically authorized to originate PPP loans. As of December 31, 2020, we approved 1,414 applications for up to $143.8 million of loans under the PPP. At December 31, 2020, we have processed $28.9 million of PPP forgiveness.

As of December 31, 2020, we modified 11 loans aggregating $24.5 million consisting of the deferral of principal payments and the extension of the maturity date, compared to 362 loans aggregating $214.8 million at June 30, 2020.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.39 billion at December 31, 2020. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
ASSETS
Cash and due from banks	$92,874	$46,097	$55,766	$53,533	$35,113
Federal funds sold	19,543	6,884	2,520	1,800	—

Cash and cash equivalents	112,417	52,981	58,286	55,333	35,113
Equity securities, at fair value	609	553	581	550	710
Investment securities available for sale, at fair value	114,360	112,968	112,529	102,959	105,733
Loans held for sale	878	10,457	4,151	513	1,220
Loans:
Commercial real estate:
Owner occupied	103,121	107,342	110,134	113,272	102,386
Non-owner occupied	309,424	310,512	300,577	292,775	302,180
Multifamily	39,562	39,622	37,604	52,276	62,028
Residential real estate	233,995	222,237	227,427	233,900	234,798
Commercial and industrial	232,044	258,313	240,096	106,797	89,527
Home equity lines of credit	112,543	115,223	117,196	114,933	112,248
Construction and other	63,573	60,613	66,015	71,186	66,680
Consumer installment	9,823	10,534	11,210	12,861	14,411

Total loans	1,104,085	1,124,396	1,110,259	998,000	984,258
Less allowance for loan and lease losses	13,459	11,359	10,210	9,244	6,768

Net loans	1,090,626	1,113,037	1,100,049	988,756	977,490
Premises and equipment, net	18,333	18,633	18,962	17,653	17,874
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	1,724	1,807	1,890	1,973	2,056
Bank-owned life insurance	16,938	16,832	16,723	16,618	16,511
Other real estate owned	7,387	7,391	687	456	155
Accrued interest receivable and other assets	13,636	15,079	14,391	14,057	10,542

TOTAL ASSETS	$1,391,979	$1,364,809	$1,343,320	$1,213,939	$1,182,475

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
LIABILITIES
Deposits:
Noninterest-bearing demand	$291,347	$268,838	$270,738	$206,372	$191,370
Interest-bearing demand	195,722	179,080	136,722	125,184	107,844
Money market	198,493	184,936	168,842	156,556	160,826
Savings	243,888	231,696	218,545	175,468	192,003
Time	295,750	329,413	363,420	340,130	368,800

Total deposits	1,225,200	1,193,963	1,158,267	1,003,710	1,020,843
Short-term borrowings	—	—	20,417	60,000	5,075
Other borrowings	17,038	17,100	17,162	12,662	12,750
Accrued interest payable and other liabilities	5,931	11,690	6,779	4,880	6,032

TOTAL LIABILITIES	1,248,169	1,222,753	1,202,625	1,081,252	1,044,700

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 7,308,685 shares issued, 6,379,323 shares outstanding as of December 31, 2020	86,886	86,871	86,722	86,722	86,617
Retained earnings	69,578	68,046	67,150	65,140	65,063
Accumulated other comprehensive income (loss)	4,284	4,077	3,761	(2,237)	1,842
Treasury stock, at cost; 929,362 shares as of December 31, 2020	(16,938)	(16,938)	(16,938)	(16,938)	(15,747)

TOTAL STOCKHOLDERS’ EQUITY	143,810	142,056	140,695	132,687	137,775

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,391,979	$1,364,809	$1,343,320	$1,213,939	$1,182,475

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
Statements of Income	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,041	$12,603	$12,281	$12,078	$12,392	$49,003	$50,390
Interest-earning deposits in other institutions	9	8	7	94	124	118	673
Federal funds sold	1	—	—	21	22	22	78
Investment securities:
Taxable interest	297	249	206	157	197	909	796
Tax-exempt interest	591	618	634	629	661	2,472	2,392
Dividends on stock	28	29	27	30	40	114	196

Total interest and dividend income	12,967	13,507	13,155	13,009	13,436	52,638	54,525

INTEREST EXPENSE
Deposits	1,655	2,106	2,336	2,865	3,014	8,962	12,409
Short-term borrowings	(2)	14	32	35	34	79	368
Other borrowings	43	28	62	76	80	209	363

Total interest expense	1,696	2,148	2,430	2,976	3,128	9,250	13,140

NET INTEREST INCOME	11,271	11,359	10,725	10,033	10,308	43,388	41,385
Provision for loan losses	2,100	4,000	1,000	2,740	460	9,840	890

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,171	7,359	9,725	7,293	9,848	33,548	40,495

NONINTEREST INCOME
Service charges on deposit accounts	729	691	566	553	577	2,539	2,186
Investment securities gains on sale, net	—	—	—	—	—	—	194
Gain (loss) on equity securities	56	(28)	31	(160)	82	(101)	94
Earnings on bank-owned life insurance	106	109	105	107	108	427	431
Gains on sale of loans	332	660	381	114	148	1,487	433
Other income	387	379	412	460	390	1,638	1,503

Total noninterest income	1,610	1,811	1,495	1,074	1,305	5,990	4,841

NONINTEREST EXPENSE
Salaries and employee benefits	4,458	3,657	4,136	3,584	4,039	15,835	16,783
Occupancy expense	628	497	483	550	580	2,158	2,164
Equipment expense	365	363	307	273	270	1,308	1,040
Data processing costs	617	683	684	666	614	2,650	2,208
Ohio state franchise tax	251	282	281	268	262	1,082	1,044
Federal deposit insurance expense	103	123	74	123	—	423	230
Professional fees	352	289	369	349	448	1,359	1,683
Loss (gain) on other real estate owned	44	(184)	(33)	1	11	(172)	(125)
Advertising expense	55	217	217	209	128	698	733
Software amortization expense	66	70	74	141	159	351	638
Core deposit intangible amortization	83	83	83	83	85	332	341
Other expense	803	942	1,014	1,005	782	3,764	3,294

Total noninterest expense	7,825	7,022	7,689	7,252	7,378	29,788	30,033

Income before income taxes	2,956	2,148	3,531	1,115	3,775	9,750	15,303
Income taxes	467	295	565	74	634	1,401	2,592

NET INCOME	$2,489	$1,853	$2,966	$1,041	$3,141	$8,349	$12,711

PTPP (1)	$5,056	$6,148	$4,531	$3,855	$4,235	$19,590	$16,193

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for loan losses considerations, for reconciliation of non-GAAP measures

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Per common share data
Net income per common share—basic	$0.39	$0.29	$0.47	$0.16	$0.48	$1.31	$1.96
Net income per common share—diluted	$0.39	$0.29	$0.46	$0.16	$0.48	$1.30	$1.95
Dividends declared per share	$0.15	$0.15	$0.15	$0.15	$0.15	$0.60	$0.57
Book value per share (period end)	$22.54	$22.27	$22.09	$20.83	$21.45	$22.54	$21.45
Tangible book value per share (period end) (2)(3)	$19.91	$19.63	$19.43	$18.16	$18.78	$19.91	$18.78
Dividends declared	$957	$957	$956	$964	$964	$3,834	$3,685
Dividend yield	2.65%	3.09%	2.91%	3.82%	2.28%	2.67%	2.18%
Dividend payout ratio	38.45%	51.65%	32.23%	92.60%	30.69%	45.92%	28.99%
Average shares outstanding—basic	6,378,706	6,376,291	6,369,467	6,417,109	6,423,543	6,385,350	6,470,408
Average shares outstanding—diluted	6,397,681	6,385,765	6,388,118	6,429,443	6,455,387	6,404,524	6,502,806
Period ending shares outstanding	6,379,323	6,378,110	6,369,467	6,369,467	6,423,630	6,379,323	6,423,630
Selected ratios
Return on average assets	0.72%	0.54%	0.90%	0.35%	1.04%	0.64%	1.05%
Return on average equity	6.76%	5.11%	8.57%	3.01%	8.87%	5.87%	9.35%
Return on average tangible common equity (2)(4)	7.64%	5.79%	9.76%	3.43%	10.11%	6.66%	10.72%
Efficiency (1)	59.29%	51.96%	61.29%	63.47%	61.75%	58.77%	63.25%
Equity to assets at period end	10.33%	10.41%	10.47%	10.93%	11.65%	10.33%	11.65%
Noninterest expense to average assets	0.57%	0.52%	0.58%	0.61%	0.61%	2.27%	2.49%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Twelve Months Ended
Yields	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Interest-earning assets:
Loans receivable (2)	4.28%	4.48%	4.53%	4.95%	4.97%	4.55%	5.06%
Investment securities (2)	3.65%	3.66%	3.76%	3.62%	3.79%	3.68%	3.77%
Interest-earning deposits with other banks	0.21%	0.27%	0.23%	1.40%	1.65%	0.45%	2.11%
Total interest-earning assets	4.00%	4.23%	4.27%	4.69%	4.73%	4.28%	4.83%
Deposits:
Interest-bearing demand deposits	0.21%	0.32%	0.35%	0.42%	0.41%	0.31%	0.36%
Money market deposits	0.53%	0.70%	0.93%	1.41%	1.41%	0.87%	1.46%
Savings deposits	0.11%	0.20%	0.21%	0.50%	0.62%	0.24%	0.70%
Certificates of deposit	1.56%	1.77%	2.00%	2.12%	2.18%	1.87%	2.22%
Total interest-bearing deposits	0.70%	0.93%	1.11%	1.39%	1.43%	1.02%	1.48%
Non-Deposit Funding:
Borrowings	0.95%	0.45%	0.53%	1.62%	2.52%	0.75%	2.63%
Total interest-bearing liabilities	0.71%	0.91%	1.07%	1.40%	1.46%	1.01%	1.52%
Cost of deposits	0.54%	0.72%	0.85%	1.13%	1.15%	0.79%	1.20%
Cost of funds	0.55%	0.71%	0.83%	1.14%	1.17%	0.79%	1.23%
Net interest margin (1)	3.49%	3.57%	3.49%	3.63%	3.65%	3.54%	3.68%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$7,858	$6,690	$9,803	$8,405	$8,879
Other real estate owned	7,387	7,391	687	456	155

Nonperforming assets	$15,245	$14,081	$10,490	$8,861	$9,034

Allowance for loan losses	$13,459	$11,359	$10,210	$9,244	$6,768
Allowance for loan losses/total loans	1.22%	1.01%	0.92%	0.93%	0.69%
Net charge-offs:
Quarter-to-date	$—	$2,851	$34	$264	$693
Year-to-date	3,149	3,149	298	264	1,550
Net charge-offs to average loans, annualized:
Quarter-to-date	0.00%	1.01%	0.01%	0.11%	0.28%
Year-to-date	0.29%	0.39%	0.06%	0.11%	0.16%
Nonperforming loans/total loans	0.71%	0.59%	0.88%	0.84%	0.90%
Allowance for loan losses/nonperforming loans	171.28%	169.79%	104.15%	109.98%	76.22%
Nonperforming assets/total assets	1.10%	1.03%	0.78%	0.73%	0.76%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended
(Dollar amounts in thousands, unaudited)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Stockholders’ Equity	$143,810	$142,056	$140,695	$132,687	$137,775	$143,810	$137,775
Less Goodwill and other intangibles	16,795	16,878	16,961	17,044	17,127	16,795	17,127

Tangible Common Equity	$127,015	$125,178	$123,734	$115,643	$120,648	$127,015	$120,648

Shares outstanding	6,379,323	6,378,110	6,369,467	6,369,467	6,423,630	6,379,323	6,423,630

Tangible book value per share	$19.91	$19.63	$19.43	$18.16	$18.78	$19.91	$18.78

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Average Stockholders’ Equity	$146,374	$144,167	$139,212	$139,208	$140,475	$142,241	$135,900
Less Average Goodwill and other intangibles	16,836	16,919	17,002	17,085	17,169	16,960	17,296

Average Tangible Common Equity	$129,538	$127,248	$122,210	$122,123	$123,306	$125,281	$118,604

Net income	$2,489	$1,853	$2,966	$1,041	$3,141	$8,349	$12,711

Return on average tangible common equity (annualized)	7.64%	5.79%	9.76%	3.43%	10.11%	6.66%	10.72%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income	$2,489	$1,853	$2,966	$1,041	$3,141	$8,349	$12,711
Add Income Taxes	467	295	565	74	634	1,401	2,592
Add Provision for loan losses	2,100	4,000	1,000	2,740	460	9,840	890

PTPP	$5,056	$6,148	$4,531	$3,855	$4,235	$19,590	$16,193

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest-earning assets:
Loans receivable (3)	$1,121,259	$12,041	4.28%	$990,106	$12,392	4.97%
Investment securities (3)	113,801	888	3.65%	104,139	858	3.79%
Interest-earning deposits with other banks (4)	70,803	38	0.21%	44,816	186	1.65%

Total interest-earning assets	1,305,863	12,967	4.00%	1,139,061	13,436	4.73%

Noninterest-earning assets	78,064			64,303

Total assets	$1,383,927			$1,203,364

Interest-bearing liabilities:
Interest-bearing demand deposits	$186,933	$97	0.21%	$108,015	$112	0.41%
Money market deposits	191,771	255	0.53%	157,117	557	1.41%
Savings deposits	238,991	66	0.11%	198,577	309	0.62%
Certificates of deposit	316,293	1,237	1.56%	370,404	2,036	2.18%
Short-term borrowings	26	—	0.00%	5,330	34	2.53%
Other borrowings	17,068	41	0.96%	12,602	80	2.52%

Total interest-bearing liabilities	951,082	1,696	0.71%	852,045	3,128	1.46%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	281,608			207,793
Other liabilities	4,863			3,051
Stockholders’ equity	146,374			140,475

Total liabilities and stockholders’ equity	$1,383,927			$1,203,364

Net interest income		$11,271			$10,308

Interest rate spread (1)			3.29%			3.27%
Net interest margin (2)			3.49%			3.65%
Ratio of average interest-earning assets to average interest-bearing liabilities			137.30%			133.69%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $178 and $157 for the three months ended December 31, 2020 and 2019, respectively
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	December 31, 2020			September 30, 2020
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest-earning assets:
Loans receivable (3)	$1,121,259	$12,041	4.28%	$1,121,763	$12,603	4.48%
Investment securities (3)	113,801	888	3.65%	111,994	867	3.66%
Interest-earning deposits with other banks (4)	70,803	38	0.21%	53,826	37	0.27%

Total interest-earning assets	1,305,863	12,967	4.00%	1,287,583	13,507	4.23%

Noninterest-earning assets	78,064			66,836

Total assets	$1,383,927			$1,354,419

Interest-bearing liabilities:
Interest-bearing demand deposits	$186,933	$97	0.21%	$149,048	$120	0.32%
Money market deposits	191,771	255	0.53%	176,136	312	0.70%
Savings deposits	238,991	66	0.11%	223,507	113	0.20%
Certificates of deposit	316,293	1,237	1.56%	349,981	1,561	1.77%
Short-term borrowings	26	—	0.00%	19,740	14	0.28%
Other borrowings	17,068	41	0.96%	17,130	28	0.65%

Total interest-bearing liabilities	951,082	1,696	0.71%	935,542	2,148	0.91%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	281,608			270,868
Other liabilities	4,863			3,842
Stockholders’ equity	146,374			144,167

Total liabilities and stockholders’ equity	$1,383,927			$1,354,419

Net interest income		$11,271			$11,359

Interest rate spread (1)			3.29%			3.32%
Net interest margin (2)			3.49%			3.57%
Ratio of average interest-earning assets to average interest-bearing liabilities			137.30%			137.63%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $178 and $186 for the three months ended December 31, 2020, and September 30, 2020, respectively.
(4)	Includes dividends received on restricted stock.

	For the Twelve Months Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest-earning assets:
Loans receivable (3)	$1,079,788	$49,003	4.55%	$997,744	$50,390	5.06%
Investment securities (3)	109,863	3,381	3.68%	101,381	3,188	3.77%
Interest-earning deposits with other banks (4)	56,222	254	0.45%	44,943	947	2.11%

Total interest-earning assets	1,245,873	52,638	4.28%	1,144,068	54,525	4.83%

Noninterest-earning assets	68,219			61,596

Total assets	$1,314,092			$1,205,664

Interest-bearing liabilities:
Interest-bearing demand deposits	$144,897	$445	0.31%	$102,550	$374	0.36%
Money market deposits	172,587	1,501	0.87%	167,187	2,438	1.46%
Savings deposits	211,151	510	0.24%	199,515	1,399	0.70%
Certificates of deposit	347,609	6,506	1.87%	369,006	8,198	2.22%
Short-term borrowings	22,637	79	0.35%	14,808	368	2.49%
Other borrowings	15,629	209	1.34%	12,986	363	2.80%

Total interest-bearing liabilities	914,510	9,250	1.01%	866,052	13,140	1.52%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	252,615			199,672
Other liabilities	4,726			4,040
Stockholders’ equity	142,241			135,900

Total liabilities and stockholders’ equity	$1,314,092			$1,205,664

Net interest income		$43,388			$41,385

Interest rate spread (1)			3.27%			3.31%
Net interest margin (2)			3.54%			3.68%
Ratio of average interest-earning assets to average interest-bearing liabilities			136.23%			132.10%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $ 742 and $ 720 for 2020 and 2019, respectively.
(4)	Includes dividends received on restricted stock.